  LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”), effective as of March 1, 2012 (the “Effective Date”), is by and between Omnitek Engineering Corp., a California corporation (the “Company”) whose principal place of business is 1945 S. Rancho Sante Fe Road, San Marcos, CA 92078, and Peter W. Petersen (“Shareholder”), whose address is 2954 Corte Diana, Carlsbad, CA 92009.

Recitals

A.           Whereas, as of the date hereof, Shareholder is the beneficial and owner of record of 580,000 shares of common stock of the Company (the “Covered Shares”) represented by the following certificates:

Certificate Number                                           Shares
Certificate No. 1096                                         300,000
Certificate No. 1327                                         280,000

B.           Whereas, the Company anticipates undertaking efforts to raise working capital for the Company, that may or may not be completed or if completed, may or may not be beneficial to the Company and its shareholders (the “Financing Efforts”); and

C.           Whereas, in furtherance of the Financing Efforts of the Company, the Shareholders has agreed to enter into this Agreement and to restrict the private and public sale, assignment, transfer, conveyance, hypothecation or alienation of the Covered Shares, on the terms set forth below.

Agreement

NOW, WHEREFORE,   for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Lock-Up.

(a)           The Shareholder hereby agrees that during the Lock-Up Period, that within any calendar month the Shareholder will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of  more than an aggregate of 58,000 Covered Shares.  For purposes of this agreement, “Lock-Up Period” shall mean a period of ten (10) months commencing on the Effective Date and terminating on December 31, 2012.

(b)           For the purposes of this Agreement the term Transfer shall mean any offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Covered Shares, or Shareholder entering into swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Covered Shares.

(c)           Except as set forth below, the Shareholder hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Covered Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records, consistent with the terms of this Agreement, relating to, the Covered Shares for which the Shareholder is the record holder and, in the case of the Covered Shares for which the Shareholder is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, its share of the Covered Shares.

(d)           Authorization ad Instructions to Transfer Agent.  To facilitate the efficient delivery of shares to be sold by the Shareholder hereunder, and compliance with the terms of this Agreement, the Company shall authorize that the certificates currently representing the Covered Shares be broken down into 10 certificates representing 58,000 shares each, all of which shall be issued without restrictive legend.  The Company hereby authorizes and instructs Colonial Stock Transfer Co., to deliver certificates representing the Covered Shares, to the Shareholders as follows:

(i)      a certificate representing 58,000 shares immediately;
(ii)     a certificate representing 58,000 shares on April 1, 2012;
(iii)    a certificate representing 58,000 shares on May 1, 2012;
(iv)    a certificate representing 58,000 shares on June 1, 2012;
(v)     a certificate representing 58,000 shares on July 1, 2012;
(vi)    a certificate representing 58,000 shares on August 1, 2012;
(vii)   a certificate representing 58,000 shares on September 1, 2012;
(viii)  a certificate representing 58,000 shares on October 1, 2012;
(ix)    a certificate representing 58,000 shares on November 1, 2012;
(x)     a certificate representing 58,000 shares on December 1, 2012.

2.           Representation and Warranties of Shareholder. The Shareholder hereby represents and warrants to the Company that:

(a)           The Shareholder is the record owner of the Covered Shares of Common Stock of the Company as set forth herein.

(b)           This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

(c)           Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject, other than a violation, default or conflict which does not materially impair the ability of the Shareholder to perform its obligations under this Agreement.  Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

3.           Covenants.

(a)           The Shareholder agrees with, and covenants to, the Company that the Covered Shares and the certificates representing the Covered Shares are now, and at all times all such shares then held will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, security interest, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, and that it shall not (i) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement or (ii) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, except for any arrangements which do not materially impair the ability of the Shareholder to perform its obligations under this Agreement.

(b)           The Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done all things necessary, proper or advisable under this Agreement.

4.           Miscellaneous.

(a)           Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

(b)           Governing Law; Venue. This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Settlement Agreement shall be in San Diego County, California.

(c)           Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(d)           Enforcement of Agreement. The parties agree that the Company would be irreparably damaged if for any reason the Shareholders failed, in breach of its obligations hereunder, to perform any of its obligations under this Agreement, and the Company would not have an adequate remedy at law for money damages in such event. Accordingly, the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder; and, if the Company should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Shareholder hereby waives the claim or defense that the Company has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. This provision is without prejudice to any other rights that the Company may have against the Shareholder for any failure to perform its respective obligations under this Agreement.

(e)           Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the Company and the Shareholder.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

(f)           [Intentionally Deleted]

(g)           Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

(h)           Independent Advice of Counsel.  The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

(i)           Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to Omnitek, addressed to:
Omnitek Engineering Corp.
Attn: Werner Funk
1945 S. Rancho Sante Fe Rd.
San Marcos, CA 92078

If to Chachas Law Group P.C.,, addressed to:
Chachas law Group P.C.
Attn: George G. Chachas
2445 Fifth Avenue
Suite 440
San Diego, CA 92101

If to Shareholder, addressed to:
Peter W. Petersen
2954 Corte Diana
Carlsbad, CA 92009

or to such other address as such party may hereafter specify for the purpose by notice to the other party hereto.

(j)           Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

(k)           Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first above written.

THE COMPANY

OMNITEK ENGINEERING CORP.

/s/ Werner Funk
_____________________________________________
Werner Funk
Its: President

SHAREHOLDER

/s/ Peter W. Petersen
_____________________________________________
Peter W. Petersen